   As filed with the Securities and Exchange Commission on February 12, 1997.

                                                 Registration No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             MISSION WEST PROPERTIES
                             -----------------------
             (Exact name of registrant as specified in its charter)


                 California                            95-2635431
       ------------------------------        ------------------------------
       (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)


       6815 Flanders Drive, Suite 250
            San Diego, California                         92121
       ------------------------------        ------------------------------
            (Address of Principal                      (Zip Code)
             Executive Offices)


                       NONSTATUTORY STOCK OPTION AGREEMENT
         ---------------------------------------------------------------
                            (Full title of the plan)

                                                        Copy to:
              J. GREGORY KASUN                       DAVID R. SNYDER
           Mission West Properties            Pillsbury Madison & Sutro LLP
       6815 Flanders Drive, Suite 250          101 W. Broadway, Suite 1800
         San Diego, California 92121               San Diego, CA 92101
               (619) 450-3135                        (619) 234-5000
       ------------------------------        ------------------------------
        (Name, address and telephone
        number, including area code,
            of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
     Title of        Amount    Proposed Maximum     Proposed         Amount of
 Securities To       To Be      Offering Price   Maximum Aggregate  Registration
 Be Registered     Registered      per Share      Offering Price        Fee
--------------------------------------------------------------------------------

  Common Stock,   125,000 shares    $3.00         $375,000.00          $113.64
 par value $.001

--------------------------------------------------------------------------------

                                -----------------

          The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

 The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement:

 (1) Registrant's Annual Report on Form 10-K for the period ended November 30, 1995 (SEC file no. 1-8383).

 (2) Registrant's Quarterly Reports on Form 10-Q for the periods ended February 29, 1996; May 31, 1996; and August 31, 1996.

 (3) The description of Registrant's Common Stock contained in Registrant's registration statement on Form S-8 as filed with the Securities and Exchange Commission on May 17, 1991 (Registration #33-40664).

 In addition, all documents subsequently filed by Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

 Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

 Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Section 317 of the California General Corporation Law (the "CGCL") provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the 1933 Act. Article 6 of the Registrant's Amended Articles of Incorporation provides for indemnification to the fullest extent authorized by the CGCL. The Registrant has also entered into agreements with each of its directors that provide for the indemnification of and the advancement of expenses to such persons to the greatest extent permitted by Delaware law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

 Not applicable.

ITEM 8.    EXHIBITS.

 See Index to Exhibits.

ITEM 9.    UNDERTAKINGS.

 (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 12, 1997.

                     MISSION WEST PROPERTIES



                     By    */s/ J. Gregory Kasun
                        ----------------------------------------------
                               J. Gregory Kasun
                     President and Chief Executive Officer
                     (Principal Executive Officer)



 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

      Name                         Title                              Date
-----------------------------------------------------------------------------
 */s/ J. Gregory Kasun             President and Chief Executive      February 12, 1997
-----------------------------      Officer (Principal Executive
J. Gregory Kasun                   Officer) and Director


 /s/ Katrina L. Thompson           Chief Financial Officer            February 12, 1997
-----------------------------      (Principal Financial and
Katrina L. Thompson                Accounting Officer)


 */s/ Michael M. Earley            Director                           February 12, 1997
-----------------------------
Michael M. Earley


 */s/ Mark G. Foletta              Director                           February 12, 1997
-------------------------------
Mark G. Foletta


 */s/ William E. Nelson            Director                           February 12, 1997
--------------------------------
William E. Nelson


 */s/ Richard R. Tartre            Director                           February 12, 1997
--------------------------------
Richard R. Tartre


 */s/ Byron B. Webb, Jr.           Director                           February 12, 1997
--------------------------------
Byron B. Webb, Jr.


*  By  /s/ Katrina L. Thompson
     ----------------------------------
       Attorney-in-fact

                                INDEX TO EXHIBITS

                                                             Sequentially
Number          Exhibit                                      Numbered Page
--------------------------------------------------------------------------

4.1             Articles of Incorporation                          *
                of Registrant, as amended.

4.4             Bylaws of Registrant, as amended.                  *

5.1             Opinion regarding legality of
                securities to be offered.

10.1            Nonstatutory Stock Option Agreement.

23.1            Consent of Price Waterhouse LLP,
                Independent Auditors.

23.2            Consent of Pillsbury Madison &                     --
                Sutro LLP (included in Exhibit 5.1).

24.1            Power of Attorney.

________________
* Exhibits 4.1 and 4.4 are incorporated by reference to Form S-8 as filed with the Securities and Exchange Commission on May 17, 1991 (Registration #33-40664)